EXHIBIT 99


                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com

                              FOR IMMEDIATE RELEASE



   Greater Community Bancorp Reports Second Quarter 2004 EPS of $0.24, up 20%


TOTOWA, N.J.--(BUSINESS WIRE)--July 21, 2004--Greater Community Bancorp (Nasdaq:
GFLS) today reported net income for the second quarter of 2004 of $1.8 million, an increase of 19.4% over the $1.5 million reported for the second quarter of 2003. Diluted earnings per share were $0.24, an increase of 20.0% over the $0.20 reported for the prior-year quarter. The earnings improvement reflects strong loan growth coupled with good expense control.


For the first six months of 2004, the Company reported net income of $3.7 million, an increase of 15.1% over the $3.2 million reported for the first six months of 2003. Diluted earnings per share were $0.48, an increase of 20.0% over the $0.40 reported for the prior-year period.


Anthony M. Bruno, Jr., Chairman and CEO of Greater Community Bancorp, commented, "We are pleased with our solid performance this quarter in a highly competitive environment. We are generating strong loan growth while successfully controlling costs. The initiatives we undertook over the past eighteen months to reposition our balance sheet for the higher rate environment are beginning to show results. We are funding loan growth with lower-cost deposits gathered earlier, allowing us to be competitive in our marketplace. Our recently-hired commercial lenders are becoming increasingly productive, enabling us to take commercial loan market share from our regional competitors.


"Greater Community has traditionally focused on the commercial side of banking to drive its revenue growth. However, we are also adding several new initiatives to improve our retail penetration. This past quarter, we hired a seasoned executive to oversee an expanded retail strategy that will include all three of our banks. We are in the process of developing a suite of new products and services to attract new customers, and we are expanding our retail branch network in areas which we feel are under-served by community banks. Our new branch in Parsippany, NJ will be completed in the third quarter of this year, and two more branches are on the drawing boards for 2005.


"In June, our Board declared a 2.5% stock dividend and a $0.12 per share quarterly cash dividend, which together represent an increase of 11.6% over the cash dividend paid in the first quarter. This represents an annualized cash dividend of $0.48 per share. We are pleased to share our success and reward shareholders for their commitment to Greater Community Bancorp."


Total revenue, consisting of net interest income and non-interest income, was $8.4 million for the second quarter of 2004, an increase of 5.9% over the same period in the prior year. Net interest income increased 4.6% to $6.6 million, reflecting growth in average earnings assets of 7.6%, partially offset by a nine basis point decline in the net interest margin from the year-ago quarter, to 3.60%. Mr. Bruno noted that, "Competitive market conditions have impacted interest rates; however, the rates we charge our borrowers reflect their high quality, which is confirmed by the performance of our loan portfolio." Mr. Bruno added that the recent increase in the prime rate will favorably impact the Company's net interest margin going forward.


Non-interest income for the second quarter of 2004 was $1.9 million, a 10.8% increase from the second quarter of 2003. Excluding securities gains, non-interest income was $1.3 million compared to $1.5 million in the prior-year second quarter.


Mr. Bruno noted the Company's successful efforts to control its expense structure. Non-interest expense totaled $5.5 million for the second quarter of 2004, a decrease of 3.0% over the second quarter of 2003. Salaries and benefits rose 3.5%, reflecting annual increases in compensation and benefit costs, partially offset by a slight decline in the number of employees. Regulatory and professional fees declined 27.3% due to a decline in legal costs. The efficiency ratio improved to 69.3% from 72.9% in last year's second quarter.


At June 30, 2004, assets were $799.9 million, an increase of 6.1% over June 30, 2003. Loan balances grew $84.9 million, or 18.5%, year-over-year; growth was derived primarily from commercial real estate loans, up $66.7 million or 32.0%, and lease financing receivables, up $11.0 million or 54.3%. Loan growth was funded through a combination of deposit growth and the liquidation of investment securities. Deposits increased 9.0% to $623.0 million, and included 6.9% growth in non-interest bearing deposits, which now constitute 26.1% of total deposits.


Mr. Bruno noted, "Asset quality is strong, as indicated by the consistent level of non-performing assets and strong reserve coverage." Non-performing assets were 0.37% of total assets at June 30, 2004, down from 0.45% twelve months ago and 0.49% from the first quarter 2004. Annualized net charge-offs were 0.24% of average loans for the second quarter of 2004 compared with 0.26% for the same period last year. Loan loss reserves were 1.58% of period-end loans.

Shareholders' equity totaled $52.4 million at June 30, 2004, down 1.3% from twelve months ago. Shares outstanding at quarter-end were 7.4 million.

Corporate action was taken on July 20 - 21, 2004 to remove Erwin D. Knauer as Executive Vice President of the company and as a Director, President and Chief Executive Officer of its non bank subsidiary Greater Community Services, Inc., due to a prolonged illness and absence from work, which occurred several months ago.

About the Company


Greater Community Bancorp is a $799.9 million financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company through its banking subsidiary, Greater Community Bank, owns a non-banking subsidiary, Highland Capital Corp., an equipment leasing and financing subsidiary. Greater Community Bank also owns Greater Community Financial.


Forward-Looking Statements


This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, change in economic climate, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT: At Greater Community Bancorp
Anthony M. Bruno, Jr., 973-942-1111 x 1001
anthony.bruno@greatercommunity.com
----------------------------------
or
For Media: Margolin & Associates, Inc.
Linda Margolin, 216-765-0953
lmm@margolinIR.com
------------------
SOURCE: Greater Community Bancorp

                            Greater Community Bancorp

                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                   (Unaudited)

-------------------------------------------------------------------------------------------------------------------------------
                                                             2n Qtr          1st qtr      4th Qtr         3rd Qtr      2nd Qtr

(dollars in thousands except per share data)                  2004            2004          2003           2003          2003
-------------------------------------------------------------------------------------------------------------------------------
EARNINGS

   Net interest income                                      $  6,583        $  6,904      $  6,615       $  6,193      $  6,292

   Provision for loan and lease losses                           356             361           362          1,249           138

   Non-interest income                                         1,861           1,627         1,679          3,008         1,679

   Non-interest expense                                        5,484           5,570         5,193          5,694         5,654

   Net income                                                  1,835           1,819         1,900          1,659         1,537

PER SHARE DATA(1)
   Basic earnings per share                                 $   0.25        $   0.25      $   0.26       $   0.22      $   0.21

   Diluted earnings per share                                   0.24            0.24          0.25           0.21          0.20

   Book value per share                                         7.12            7.34          7.04           6.72          7.19

   Cash dividends per share                                     0.12            0.11          0.11           0.11          0.11

PERFORMANCE RATIOS
   Return on average assets                                     0.93%           0.95%         1.01%          0.88%         0.84%

   Return on average equity                                    13.84%          13.90%        15.32%         13.06%        11.79%

   Net interest margin2                                         3.60%           3.89%         3.80%          3.55%         3.69%

   Efficiency ratio                                            69.29%          67.58%        65.29%         72.35%        72.89%

MARKET DATA

   Market value per share -- Period end1                    $  14.27        $  15.72      $  16.38       $  15.71      $  14.94

   Market as a % of book                                        2.01            2.14          2.33           2.34          2.08

   Cash dividend yield(1)                                       3.38%           2.81%         2.66%          2.78%         2.95%

   Common stock dividend payout ratio                          50.00%          44.00%        43.00%         49.83%        55.00%

   Period-end common shares outstanding (000)(1)               7,370           7,332         7,179          7,150         7,386

   Common stock market capitalization ($Millions)             105.17          115.27        117.60         112.31        110.32

CAPITAL & LIQUIDITY
   Equity to assets                                             6.56%           6.79%         6.71%          6.30%         7.05%

   Average loans to deposits                                   85.80%          90.40%        89.02%         83.58%        81.92%

ASSET QUALITY
   Net loan and lease charge-offs (recoveries)              $    321        $   (72)      $     43       $    868      $    297
   Net loan and lease charge-offs (recoveries) to average
loans(2)                                                        0.24%          -0.05%         0.03%          0.73%         0.26%

   Non-performing assets + 90 days past due                 $  2,957        $  3,864      $  3,399       $  2,397      $  3,375

   NPAs + 90 day past due/ Total assets                         0.37%           0.49%         0.45%          0.31%         0.45%

   Allowance for loan and lease losses/ Total loans             1.58%           1.63%         1.55%          1.57%         1.62%

END OF PERIOD BALANCES

   Total loans and leases, net of unearned fees             $544,378        $527,552      $523,799       $499,837      $459,476

   Total assets                                              799,932         792,005       753,125        762,015       753,891

   Total deposits                                            623,005         612,033       560,713        577,287       571,418

   Shareholders' equity                                       52,442          53,804        50,570         48,030        53,120

   Full-time equivalent employees                                195             190           194            205           203

(1)  Restated for the 2.5% stock dividend in 2004

(2)  Annualized for comparative purposes

                            Greater Community Bancorp
                           Consolidated Balance Sheets
                  (dollars in thousands except per share data)

                                                  ----------------------------
                                                            June  30,
                                                  ----------------------------
                                                     2004            2003
                                                  ----------------------------
                                                  (Unaudited)
ASSETS

   Cash and due from banks                        $  27,547       $  29,921

   Federal funds sold                                37,200          16,225
                                                  ---------       ---------
      Total cash and cash equivalents
                                                     64,747          46,146

  Interest bearing due from banks                     6,456          12,520

   Investment securities available for sale         139,730         195,043

   Investment securities held to maturity             3,635           3,096

   Loans and leases, net of unearned fees           544,378         459,476

   Allowance for loan and lease losses               (8,610)         (7,456)
                                                  ---------       ---------
      Total loans and leases, net
                                                    535,768         452,020


   Premises and equipment, net                        7,447           7,793

   Accrued interest receivable                        2,670           2,991

  Other real estate owned                               849            --

   Bank-owned life insurance                         14,277          12,752

   Goodwill                                          11,574          11,574

   Other assets                                      12,779           9,956
                                                  ---------       ---------


      Total assets                                $ 799,932       $ 753,891
                                                  ---------       ---------


LIABILITIES AND SHAREHOLDERS' EQUITY
   Deposits:

      Non-interest bearing                        $ 162,872       $ 152,308

                                                    460,133         419,110
                                                  ---------       ---------
         Total deposits
                                                    623,005         571,418


   FHLB advances                                     85,000          85,000
   Securities sold under agreement to
repurchase                                            8,171          13,647
   Accrued interest payable and other
liabilities                                           7,314           6,706
   Guaranteed preferred beneficial interests in the

     Corporation's subordinated debentures           24,000          24,000
                                                  ---------       ---------
         Total liabilities
                                                    747,490         700,771

SHAREHOLDERS' EQUITY

   Common stock                                       3,685           3,603

   Additional paid-in-capital                        45,976          45,198

   Retained earnings                                  2,148             716

   Accumulated other comprehensive income               633           3,603
                                                  ---------       ---------
      Total shareholders' equity
                                                     52,442          53,120

      Total liabilities and shareholders'
equity                                            $ 799,932       $ 753,891
                                                  ---------       ---------

Common Shares Outstanding                             7,370           7,387


Book Value Per Share                              $    7.12       $    7.19


Cash Dividends                                    $    0.12       $    0.11


Tangible BV per share                             $    5.46       $    5.14


Tangible BV per share including LLR               $    6.63       $    6.15

                            Greater Community Bancorp
                        Consolidated Statements of Income
                  (dollars in thousands except per share data)


                                                       --------------------------------------
                                                                                  SIX MONTHS
                                                         THREE MONTHS ENDED          ENDED
                                                               June 30,             June 30,
                                                       --------------------------------------
                                                          2004         2003          2004
                                                       --------------------------------------
INTEREST INCOME                                        (Unaudited)                (Unaudited)


   Loans and leases                                      $ 8,204      $ 7,672      $16,495

   Investment securities                                   1,338        1,611        2,824

   Federal funds sold and deposits with other banks          163          114          263
                                                         -------      -------      -------
      Total interest income
                                                           9,705        9,397       19,582

INTEREST EXPENSE

   Deposits                                                1,502        1,476        2,827

   Short term borrowings                                   1,113        1,122        2,263

   Long term borrowings                                      507          507        1,014
                                                         -------      -------      -------

      Total interest expense                               3,122        3,105        6,104
                                                         -------      -------      -------


      Net interest income                                  6,583        6,292       13,478


   Provision for loan and leases losses                      356          138          717
                                                         -------      -------      -------
      Net interest income after provision for

    loan and lease losses                                  6,227        6,154       12,761

NON INTEREST INCOME

  Service charges on accounts                                725          702        1,429

  Other commissions and fees                                 158          153          382

  Fee income on loans                                        108          201          186

  Gain on sale of investment securities                      530          214          819

  Gain on sale of leases                                       1           39            2

  Bank-owned life insurance                                  126          151          251

  Other income                                               213          219          419
                                                         -------      -------      -------
      Total non interest income
                                                           1,861        1,679        3,488

NON INTEREST EXPENSE

  Salaries and benefits                                    3,152        3,044        6,305

  Occupancy & equipment                                      873          856        1,817

  Regulatory and professional Fees                           488          671          995

  Computer services                                          139          135          281

  Office expenses                                            295          347          595

  Other expense                                              537          601        1,051
                                                         -------      -------      -------

      Total non interest expense                           5,484        5,654       11,044
                                                         -------      -------      -------


      Income before applicable income tax                  2,604        2,179        5,205

   Provision for income tax                                  769          642        1,551
                                                         -------      -------      -------



      Net income                                         $ 1,835      $ 1,537      $ 3,654
                                                         -------      -------      -------

   Basic earnings per share                              $  0.25      $  0.21      $  0.50
   Diluted earnings per share                            $  0.24      $  0.20      $  0.48
   Average shares outstanding *                            7,356        7,386        7,289
   Average diluted shares outstanding *                    7,691        7,861        7,641

* - Adjusted for 2.5% stock dividend in 2004